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                            EXHIBIT 4.4

                           REVOLVER NOTE


Atlanta, Georgia

$12,750,000                                        June ___, 1997



          FOR VALUE RECEIVED, the undersigned ("BORROWER"), promises to pay to the order of FIRST UNION COMMERCIAL CORPORATION, a North Carolina corporation ("LENDER"; Lender, together with any other holder hereof, sometimes referred to herein as the "HOLDER"), the principal sum of Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000), or such lesser amount as may be outstanding under Lender's "Revolver Facility" (as that term is defined in the "Loan Agreement" hereinafter defined) established for Borrower's use pursuant to the Loan Agreement, in lawful money of the United States of America, at such time or times as are provided in the Loan Agreement with respect to Revolver Loans, together with accrued interest on the unpaid principal balance hereof from the date hereof until the payment in full of this Note at the then applicable interest rate specified in the Loan Agreement with respect to Revolver Loans, payable at the times and in the manner provided in the Loan Agreement.

          This Note is a "Revolver Note" issued to evidence the Revolver Loan made available by Lender to Borrower pursuant to the provisions of the Loan and Security Agreement, dated as of June ___, 1997 (herein, as at any time amended, modified or supplemented, called the "LOAN AGREEMENT"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Loan Agreement), among SETECH, Inc., its subsidiaries (including Borrower) and Lender, to which reference is hereby made for a statement of the terms, conditions and covenants under which the Loans evidenced hereby were made and are to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby and to the maturity of the indebtedness represented hereby upon the termination of the Loan Agreement. Payment of this Note is secured by the Collateral and Holder is entitled to the benefit of all of the Security Documents.

          THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

          WITNESS THE DUE EXECUTION HEREOF BY AN AUTHORIZED OFFICER OF THE UNDERSIGNED AS OF THE DATE FIRST ABOVE WRITTEN.

                              TITAN SERVICES, INC.


                              By:_________________________________
                                 Thomas N. Eisenman, Chief Executive
                                 Officer

                              Attest:_______________________________
                                   Cindy L. Rollins, Secretary